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EXHIBIT 4.5

                                                                  EXECUTION COPY

               SHARE ACQUISITION AND REGISTRATION RIGHTS AGREEMENT

         THIS SHARE ACQUISITION AND REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is entered into as of July 31, 2007 by and between Pacific Energy Resources Ltd., a Delaware corporation (the "COMPANY"), and Forest Oil Corporation, a New York corporation ("HOLDER").

                                    RECITALS

         A. The Company and the Holder are parties to an Asset Sales Agreement dated as of May 24, 2007, as amended by a First Amendment to Asset Sales Agreement dated as of July 31, 2007 ("ASA"), and a Membership Interest Purchase Agreement dated as of May 24, 2007, as amended by a First Amendment to Membership Interest Purchase Agreement dated as of July 31, 2007 ("MIPA").

         B. Pursuant to the ASA and the MIPA, as a portion of the consideration for the Membership Interests (as defined in the MIPA) and certain Assets (as defined in the ASA), the Holder will acquire up to 10,000,000 shares of Common Stock of the Company. The shares of Common Stock acquired by the Holder pursuant to the ASA and the MIPA are referred to herein as the "SHARES."

         C. The Shares, when issued pursuant to the ASA and the MIPA, will be issued without registration under the 1933 Act (as defined below) and, therefore, the resale thereof by the Holder of any Shares will be subject to restrictions under the 1933 Act.

         D. The obligation of the Holder to acquire and the Company to issue the Shares under the ASA and the MIPA is subject to the condition that the Company and the Holder enter into this Agreement concurrently with the issuance of the Shares to provide for (i) certain representations by the parties with respect to the issuance of the Shares by the Company and their acquisition by the Holder and (ii) registration rights with respect to the Shares in accordance with the terms and conditions set forth in this Agreement.

                                    AGREEMENT

         In consideration of the mutual covenants and agreements set forth herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1 DEFINITIONS. For purposes of this Agreement, the following terms have the meanings specified with respect thereto below:

         "1933 ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "1934 ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

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         "COMMISSION" means the Securities and Exchange Commission or any other federal agency at the time administering the 1933 Act.

         "COMMON STOCK" means the common stock, $0.001 par value, of the Company.

         "COMPANY" has the meaning set forth in the preamble of this Agreement.

         "HOLDER(S)" means Forest Oil Corporation, a New York corporation, and any permitted transferee of Registrable Securities.

         "INDEMNIFIED PARTY" has the meaning specified in SECTION 4.3.

         "INDEMNIFYING PARTY" has the meaning specified in SECTION 4.3.

         "INSPECTORS" has the meaning specified in SECTION 3.1.8.

         "MAXIMUM NUMBERS OF SHARES" has the meaning specified in SECTION 2.2.

         "OTHER SHAREHOLDER" means any holder of shares of Common Stock or securities convertible into or entitling the holder thereof to purchase Common Stock who has Piggyback Registration rights which have been granted by the Company; collectively, two or more such shareholders shall be referred to as "OTHER SHAREHOLDERS."

         "PIGGYBACK REGISTRATION" has the meaning specified in SECTION 2.1.2.

         "PURCHASE AGREEMENT" has the meaning set forth in the recitals to this Agreement.

         "RECORDS" has the meaning specified in SECTION 3.1.8.

         "REGISTRABLE SECURITIES" means, collectively, the Shares and any securities issued or issuable upon any stock dividend, stock split, recapitalization, merger, consolidation or similar event with respect to the Shares. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement covering such securities shall have become effective under the 1933 Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been distributed to the public pursuant to Rule 144 or Rule 144A (or any successor provisions) under the 1933 Act, or (iii) such securities shall have ceased to be outstanding.

         "SHARES" has the meaning set forth in the recitals of this Agreement.

         "UNDERWRITER" means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer's market-making activities.


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2 REGISTRATION RIGHTS.

         2.1 PIGGYBACK RIGHTS. If at any time after the date hereof, the Company proposes to file a registration statement under the 1933 Act with respect to an offering of equity securities, or securities convertible or exchangeable into equity securities, by the Company for its own account other than a registration statement (i) on Form S-4 or S-8 (or any substitute or successor form that may be adopted by the Commission), (ii) filed in connection with any employee stock option or other benefit plan, (iii) for an exchange offer or offering of securities solely to the Company's existing shareholders, or (iv) for a dividend reinvestment plan, then the Company shall:

                  (a) give written notice of such proposed filing to the Holder as soon as practicable but in no event less than 20 days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering; and

                  (b) offer in such notice to the Holder the opportunity to register such number of shares of Registrable Securities as the Holder may request in writing within 10 days following receipt of such notice (a "PIGGYBACK REGISTRATION"). The Company shall cause such Registrable Securities to be included in such registration and shall use its reasonable best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof.

         2.2 REDUCTION OF OFFERING. If the managing Underwriter or Underwriters for a Piggyback Registration that is to be an underwritten offering advises the Company, the Holder and any Other Shareholders requesting inclusion in the Piggyback Registration, in writing, that the dollar amount or number of shares of Registrable Securities and other shares of Common Stock to be included in the offering exceeds the maximum dollar amount or number that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method or the probability of success of such offering ("MAXIMUM NUMBER OF SHARES"), then the Company shall include in such registration: (i) first, the shares of Common Stock or other securities that the Company proposes to sell which can be sold without exceeding the Maximum Number of Shares; and
(ii) second, to the extent the Maximum Number of Shares has not been reached under the foregoing clause (i), the Registrable Securities as to which registration has been requested by the Holder pursuant to its Piggyback Registration rights and other shares of Common Stock requested to be included by Other Shareholders pursuant to their registration rights (and pro rata among them based on the number of shares requested to be registered except to the extent the Company is contractually obligated to use another allocation method pursuant to an agreement in effect on the date hereof) which can be sold without exceeding the Maximum Number of Shares.

         2.3 WITHDRAWAL. The Holder may elect to withdraw its request for inclusion of its Registrable Securities in any Piggyback Registration by giving written notice to the Company of its request to withdraw prior to the effectiveness of the registration statement. The Company may also elect to withdraw a registration statement including shares being registered pursuant to the Holder's Piggyback Registration rights at any time prior to the


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effectiveness of the registration statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the Holder in connection with such Piggyback Registration as provided in SECTION 3.3.

         2.4 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

                  (a) Make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof; and

                  (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act at all times from and after the date the Company first becomes subject to the reporting requirements of the Exchange Act.

         2.5 TRANSFER OR ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities granted to the Purchasers by the Company under this Article II may be transferred or assigned by Holder to one or more transferee(s) or assignee(s) of such Registrable Securities; provided, however, that each such transferee (i) acquires no less than 1,000,000 shares of Registrable Securities and (ii) assumes in writing responsibility for its portion of the obligations of Holder under this Agreement.

         2.6 LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date hereof, the Company shall not, without the prior written consent of the Holders holding a majority of the outstanding Registrable Securities, enter into any agreement with any current or future holder of any securities of the Company that would allow such current or future holder to require the Company to include securities in any registration statement filed by the Company on a basis other than pari passu with, or subject to priority in favor of, the Registrable Securities.

3 REGISTRATION PROCEDURES.

         3.1 FILINGS; INFORMATION. If and whenever the Company is required to effect the registration of any Registrable Securities under the 1933 Act pursuant to SECTION 2.1, the Company shall use its reasonable best efforts to effect the registration of such Registrable Securities as expeditiously as practicable, and in connection with any such request:

                  3.1.1 FILING REGISTRATION STATEMENT. The Company shall, as expeditiously as reasonably possible, prepare and file with the Commission a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and subject to SECTION 2.3, use its reasonable best efforts to cause such filed registration statement to become and remain effective.

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                  3.1.2 COPIES. The Company shall, prior to filing a
         registration statement or prospectus or any amendment or supplement thereto, furnish without charge to the Holder, copies of such registration statement as proposed to be filed, each amendment and supplement to such registration statement (in each case including all exhibits thereto and documents incorporated by reference therein if requested by the Holder), the prospectus included in such registration statement (including each preliminary prospectus), and such other documents as the Holder may request in order to facilitate the disposition of the Registrable Securities owned by the Holder.

                  3.1.3 AMENDMENTS AND SUPPLEMENTS. The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and in compliance with the provisions of the 1933 Act until all Registrable Securities have been disposed of in accordance with the intended methods of disposition set forth in such registration statement (which period shall not exceed the sum of nine months plus any period during which any such disposition is interfered with by any stop order, injunction or other order or requirement of the Commission or any governmental agency or court) or such securities have been withdrawn.

                  3.1.4 NOTIFICATION. After the filing of the registration statement, the Company shall promptly, and in no event more than two Business Days, notify the Holder, and confirm such advice in writing,
         (i) when such registration statement becomes effective, (ii) when any post-effective amendment to such registration statement becomes effective, (iii) of any stop order issued or threatened by the Commission (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered) and (iv) of any request by the Commission for any amendment or supplement to such registration statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the Registrable Securities covered by the Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to the Holder any such supplement or amendment; except that before filing with the Commission a registration statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the Holder and to legal counsel representing the Holder, copies of all such documents proposed to be filed sufficiently in advance of filing to provide the Holder, Underwriters and legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall reflect in any registration statement or prospectus or amendment or supplement thereto such comments as the Holder or legal counsel representing the Holder may propose on a timely basis with regard to the selling security holder information relating to the Holder; provided, however, that the Company shall make the final decision as to the form and content of each such document.

                  3.1.5 STATE SECURITIES LAWS COMPLIANCE. The Company shall use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by the registration statement under such securities or blue sky laws of such jurisdictions in the United States as the Holder (in light of the Holder's intended plan of distribution) reasonably requests and (ii) cause the Registrable Securities covered by the registration statement to be registered with or approved by such


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         other governmental agencies or authorities in the United States as may be necessary by virtue of the business and operations of the Company to enable the Holder to consummate the disposition of the Registrable Securities owned by the Holder in those jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this SECTION 3.1.5, or subject itself to taxation in any such jurisdiction.

                  3.1.6 AGREEMENTS FOR DISPOSITION. The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The Holder may, at its option, require that any or all of the representations, warranties and covenants of the Company in any underwriting agreement to or for the benefit of any Underwriters also be made to and for the benefit of the Holder. The Holder shall not be required to make any representations or warranties in the underwriting agreement except with respect to its organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with its material agreements and organizational documents, and with respect to written information relating to the Holder that the Holder has furnished expressly for inclusion in such registration statement.

                  3.1.7 COOPERATION. The Chief Executive Officer and President of the Company, the Chief Financial Officer of the Company, any Senior Vice President of the Company and other members of the management of the Company shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.

                  3.1.8 RECORDS. The Company shall make available for inspection by the Holder, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by the Holder or any Underwriter (collectively, the "INSPECTORS"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "RECORDS"), as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information requested by any Inspectors in connection with such registration statement, provided that such inspection and information gathering shall be accomplished in a manner compliant with Regulation FD (including execution of appropriate confidentiality agreements) and, to the greatest extent possible, be coordinated by one counsel designated by and on behalf of the Holder and other parties.

                  3.1.9 OPINIONS AND COMFORT LETTERS. The Company shall furnish to the Holder a signed counterpart, addressed to the Holder, of (i) any opinion of counsel to the Company delivered to any Underwriter and (ii) any comfort letter from the Company's independent public accountants delivered to any Underwriter. If no legal opinion is delivered to any


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         Underwriter, the Company shall furnish to the Holder, at any time that the Holder elects to use a prospectus, an officer's certification to the effect that the registration statement containing such prospectus has been declared effective and that to such officer's knowledge no stop order is in effect.

                  3.1.10 EARNINGS STATEMENT. The Company shall comply with all applicable rules and regulations of the Commission and the 1933 Act, and make available to its shareholders, as soon as practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder.

                  3.1.11 LISTING. The Company shall use its reasonable best efforts to cause all Registrable Securities registered pursuant to this Agreement to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to the Holder.

         3.2 HOLDER'S OBLIGATIONS TO PROVIDE INFORMATION AND SUSPEND DISTRIBUTION. The Holder shall provide such information as reasonably requested by the Company in connection with the preparation of any registration statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the 1933 Act pursuant to this Agreement. The Holder shall promptly advise the Company in writing if changes in a registration statement or prospectus are required in order that disclosures made in such registration statement or prospectus based on information previously provided by the Holder for use in the registration statement or prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they are made) not misleading. The Holder agrees that, if changes are required as described in the immediately preceding sentence and/or upon receipt of any notice from the Company of the happening of any event of the kind described in CLAUSE 3.1.4(iv), the Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until the Holder' receipt of the copies of the supplemented or amended prospectus contemplated by CLAUSE 3.1.4(iv), and, if so directed by the Company, the Holder will deliver to the Company all copies, other than permanent file copies then in the Holder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the Company gives such notice, the Company shall extend the period during which such registration statement shall be maintained effective by the number of days during the period from and including the date of the giving of notice pursuant to CLAUSE 3.1.4(iv) to the date when the Company shall make available to the Holder a prospectus supplemented or amended to conform with the requirements of CLAUSE 3.1.4(iv).

         3.3 REGISTRATION EXPENSES. The Company shall pay all expenses incurred by the Company in connection with any Piggyback Registration pursuant to SECTION 2, and all expenses incurred in performing or complying with the Company's obligations under this SECTION 3, whether or not the registration statement becomes effective, in each case including, but not limited to: (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii)


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printing expenses, (iv) the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by SECTION 3.1.11,
(vi) National Association of Securities Dealers, Inc., Nasdaq or American Stock Exchange fees, (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to SECTION 3.1.9, and (viii) the fees and expenses of any special experts retained by the Company in connection with such registration. The Company will also pay all reasonable fees and expenses (not to exceed $25,000) incurred by the Holder to one legal counsel in connection with the preparation and review of the registration statement. The Company shall have no obligation to pay any underwriting fees, discounts or selling commissions, or transfer taxes attributable to the Registrable Securities being sold by the Holder, which expenses shall be borne by the Holder.

4 INDEMNIFICATION AND CONTRIBUTION.

         4.1 INDEMNIFICATION BY THE COMPANY. The Company shall indemnify and hold harmless the Holder and its affiliates and agents from and against any loss, claim, damage or liability and any action in respect thereof to which the Holder and its affiliates and agents may become subject under the 1933 Act or the 1934 Act or any other statute or common law, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (a) any untrue statement of a material fact made in connection with the sale of Registrable Securities or shares of Common Stock, whether or not such statement is contained or incorporated by reference in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, (b) any omission to state a material fact required to be stated in any registration statement or prospectus or necessary to make the statements therein not misleading, or (c) any violation by the Company of any federal, state or common law, rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with such registration. The Company also shall promptly, but in no event more than ten Business Days after request for payment, pay directly or reimburse the Holder and his affiliates and agents for any legal and other expenses reasonably incurred by the Holder and his affiliates and agents in investigating or defending or preparing to defend against any such indemnifiable loss, claim, damage, liability or action. The Company shall either promptly, but in no event in more than ten Business Days after request for payment, pay directly all amounts which it is required to pay hereunder or shall reimburse the requesting party for such amounts within ten Business Days after any request for such reimbursement. The Company also shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each person who controls such Underwriters on substantially the same basis as that of the indemnification of the Holder provided in this SECTION 4.1.

         The indemnity agreement contained in this SECTION 4.1 shall not apply to amounts paid in settlement of any such loss, claim, damage or liability or any action in respect thereof if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to the Holder and its affiliates and agents in any such case for any loss, claim, damage, liability or any action in respect thereof to the extent that it arises from or is based upon and is in conformity with information related to the Holder furnished in writing by the Holder expressly

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for use in connection with such registration by the Holder, nor shall the
Company be liable to the Holder for any such loss, claim, damage or liability or any action in respect thereof to the extent it arises from or is based upon (i) any untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities delivered by the Holder after the Company had provided written notice to the Holder that the registration statement or prospectus contained such untrue statement of a material fact, or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading after the Company had provided written notice to the Holder that the registration statement or prospectus contained the omission.

         4.2 INDEMNIFICATION BY THE HOLDER. The Holder shall indemnify and hold harmless the Company, its officers, directors, partners, members and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to the Holder, but solely with reference to information in conformity with and related to the Holder furnished in writing by the Holder expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. The Holder also shall indemnify and hold harmless any Underwriter of the Registrable Securities, their officers, directors, partners, members and agents and each person who controls such Underwriters on substantially the same basis as that of the indemnification of the Company provided in this SECTION 4.2; PROVIDED, HOWEVER, that in no event shall any indemnity obligation under this SECTION 4.2 exceed the dollar amount of the net proceeds actually received by the Holder from the sale of Registrable Securities which gave rise to the indemnification obligation under the registration statement or prospectus.

         4.3 CONDUCT OF INDEMNIFICATION PROCEEDINGS. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to SECTION 4.1 OR 4.2, that person ("INDEMNIFIED PARTY") shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person ("INDEMNIFYING PARTY") in writing of the loss, claim damage, liability or action; PROVIDED, HOWEVER, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to the Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced as a result of not receiving such notice. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in the claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; PROVIDED, HOWEVER, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of the


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Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by the Indemnified Party, unless the judgment or settlement includes an unconditional release of the Indemnified Party from all liability arising out of the claim or proceeding.

         4.4 CONTRIBUTION. If the indemnification provided for in the foregoing SECTIONS 4.1, 4.2 AND 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of the loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in the loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnified Party or the Indemnifying Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the statement or omission.

         The parties agree that it would not be just and equitable if contribution pursuant to this SECTION 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by the Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this SECTION 4.4, the Holder shall not be required to contribute any amount in excess of the dollar amount of the net proceeds actually received by the Holder from the sale of Registrable Securities which gave rise to the contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5 UNDERWRITING AND DISTRIBUTION.

         5.1 RULE 144. The Company covenants that it shall file any reports required to be filed by it under the 1933 Act and the 1934 Act and shall take such further action as the Holder may reasonably request, all to the extent required from time to time to enable the Holder to sell Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by Rule 144 or Rule 144A under the 1933 Act, as such Rules may be amended from time to time, or any similar Rule or regulation hereafter adopted by the Commission.

         5.2 "LOCK-UP" AGREEMENT BY THE HOLDER. The Holder, by its acceptance hereof, agrees that, upon request and so long as the Holder owns at least 1% of the issued and outstanding common stock of the Company, in connection with any underwritten public offering by the Company, the Holder will enter "lock-up" agreements, in customary form, pursuant to which it will agree not to effect any sale or distribution of any securities similar to those being registered by the

Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 or 144A under the 1933 Act, during the 14 days prior to, and during the 180-day period beginning on, the effective date of the registration statement relating to such offering (except as part of such registration statement); PROVIDED, HOWEVER, that the obligation of the Holder to execute a lock-up agreement is subject to the execution of similar agreements by (i) all of the officers and directors of the Company and (ii) all other similarly situated shareholders of the Company, which agreements are no less restrictive than that requested from Holder.

6 REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE ISSUANCE AND ACQUISITION OF THE SHARES.

         6.1 BY THE COMPANY. The Company represents and warrants to the Holder that:

                  (a) The Shares, when issued, delivered and paid for in compliance with the provisions of the ASA and the MIPA, will be validly issued, and will be fully paid and nonassessable. The Shares will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the Holder; provided, however, that the Shares are subject to restrictions on transfer under U.S. state and/or federal securities laws.

                  (b) All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Shares, and the performance of all of the Company's obligations under this Agreement has been taken. This Agreement, when executed and delivered by the Company, shall constitute the valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors, (ii) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity, and (iii) to the extent the indemnification or other provisions contained herein may further be limited by applicable laws and principles of public policy.

                  (c) The Company has delivered to the Holder its audited balance sheet and statement of operations for the period ended December 31, 2006 and its unaudited balance sheet and statement of operations for the period ended March 31, 2007 (the "FINANCIAL STATEMENTS"). The Financial Statements are correct in all material respects and present fairly the financial condition and operating results of the Company as of the date(s) and during the period(s) indicated. The audited Financial Statements have been prepared in accordance with Canadian generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the period indicated, except as disclosed therein. The unaudited Financial Statements do not contain additional financial statements and footnotes required under GAAP, and are subject to normal year-end adjustments.

                  (d) The execution, delivery and performance of and compliance with this Agreement, and the issuance of the Shares, will not result in any material violation of, or materially conflict with, or constitute a material default under, the Company's Certificate of Incorporation or Bylaws, each as amended to date, or, to the Company's knowledge, any material agreement to which it is a party, except for those as to which appropriate consents have been or will be obtained.

         6.2 BY THE HOLDER. The Holder represents and warrants to the Company that:

                  (a) The Holder understands that the issuance of the Shares has not been, and will not be, registered under the 1933 Act by reason of a specific exemption from the registration provisions of the 1933 Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder's representations as expressed herein or otherwise made pursuant hereto.

                  (b) The Holder is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and that the Holder has no present intention of selling, granting any participation in, or otherwise distributing the Shares. The Holder further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to any of the Shares.

                  (c) The Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and acknowledges that the Holder is able to fend for itself. The Holder has such knowledge and experience in financial and business matters so that the Holder is capable of evaluating the merits and risks of its investment in the Company.

                  (d) The Holder understands and acknowledges that an investment in the Company is highly speculative and involves substantial risks. The Holder can bear the economic risk of the Holder's investment and is able, without impairing the Holder's financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of the Holder's investment.

                  (e) The Holder has had an opportunity to ask questions of, and receive answers from, the officers of the Company concerning this Agreement and the transactions contemplated by this Agreement, as well as the Company's business, management and financial affairs, which questions were answered to its satisfaction. The Holder believes that it has received all the information the Holder considers necessary or appropriate for deciding whether to acquire the Shares. The Holder understands that such discussions, as well as any information issued by the Company, were intended to describe and summarize certain aspects of the Company's business and prospects, but were not necessarily a thorough or exhaustive description. The Holder also acknowledges that it is relying solely on its own counsel and not on any statements or representations of the Company or its agents for legal advice with respect to this investment or the transactions contemplated by this Agreement.

                  (f) The Holder is an "accredited investor" within the meaning of Regulation D, Rule 501(a), promulgated by the Commission under the 1933 Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

                  (g) The Holder acknowledges that the Shares must be held indefinitely unless subsequently registered under the 1933 Act or an exemption from such registration is available. The Holder is aware of the provisions of Rule 144 promulgated under the 1933 Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations. The Holder acknowledges that, if all of the requirements of Rule 144 are not met, registration under the 1933 Act or an exemption from registration will be required for any disposition of the Shares. The Holder understands that, although Rule 144 is not exclusive, the Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

                  (h) The Holder understands and agrees that the certificates evidencing the Shares, or any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall bear legends similar to the following (in addition to any legend required under applicable state or other securities laws):

         THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO THE CORPORATION TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE ("TSX"); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON TSX.

7 MISCELLANEOUS.

         7.1 SUCCESSORS AND ASSIGNS. The rights and obligations of the Holder under this Agreement shall be freely assignable in whole or in increments of not less than 500,000 shares of Registrable Securities. Any assignee of such rights shall, upon agreeing to assume the obligations of the Holder hereunder and making for the benefit of the Company the representations and warranties contained in SECTION 6.2, be entitled to certain benefits of this Agreement as set forth in an agreement between the Holder and such assignee. The Holder shall promptly notify the Company in writing of such assignment and any limitations binding on assignee. The rights and obligations of the Company hereunder may not be assigned.

         7.2 ENTIRE AGREEMENT. This Agreement, the ASA and the MIPA and the other agreements and instruments furnished pursuant thereto or in connection therewith, constitute the full and entire agreement and understanding between the Holder and the Company, and supersede all prior agreements and understandings relating to the subject matter hereof.

         7.3 NOTICES. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if transmitted by telecopier with receipt acknowledged, or upon delivery, if delivered personally or by recognized commercial courier with receipt acknowledged, or upon the expiration of 72 hours after mailing, if mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                           If to the Holder, at:

                           Forest Oil Corporation
                           707 Seventeenth Street, Suite 3600
                           Denver, Colorado 80202
                           Attention: General Counsel
                           Telephone: (303) 812-1701
                           Facsimile: (303) 812-1445

                           If to the Company, at:

                           Pacific Energy Resources Ltd.
                           111 W. Ocean Boulevard, Suite 1240
                           Long Beach, California 90802
                           Attention: President
                           Telephone: (562) 628-1526
                           Facsimile: (562) 628-1536

or at such other address or addresses as the Holder or the Company, as the case may be, may specify by written notice given in accordance with this SECTION 7.3.

         7.4 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         7.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         7.6 DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Agreement are for convenience of reference only and do not constitute a part of this Agreement and are not to be considered in construing or interpreting this Agreement.

         7.7 WAIVERS AND AMENDMENTS. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally or by course of dealing, except by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         7.8 REMEDIES. If the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the Holder may proceed to protect and enforce his rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right of the Holder, or to take any one or more of such actions. The Company agrees to pay all reasonable fees, costs, and expenses, including without limitation, fees and expenses of attorneys, accountants and other experts retained by the Holder, and all reasonable fees, costs and expenses of appeals, incurred by the Holder in connection with the enforcement of this Agreement or the collection or any sums due hereunder, whether or not suit is commenced unless and to the extent that the Company prevails in any action, suit or proceeding initiated by the Holder which a court of competent jurisdiction determines was initiated or maintained by the Holder in bad faith. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

         7.9 GOVERNING LAW. In all respects, including all matters of construction, validity and performance, this Agreement and the rights and obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware applicable to contracts made and performed in such state, without regard to principles thereof regarding conflicts of laws.

         IN WITNESS WHEREOF, the parties have caused this Share Acquisition and Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first above written.

                                                 PACIFIC ENERGY RESOURCES LTD.,
                                                 a Delaware corporation


                                                 By: /S/ DARREN KATIC
                                                     ---------------------------
                                                     Darren Katic, President



                                                 FOREST OIL CORPORATION,
                                                 a New York Corporation


                                                 By: /S/ H. CRAIG CLARK
                                                     ---------------------------